___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

510 Shotgun Road, Suite 110 Fort Lauderdale, Florida		33326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 423-5345

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2014, the Board of Directors of the Company, amended and restated its Certificate of Incorporation providing for an increase in the number of authorized shares of common stock from 750,000,000 to 1,500,000,000 shares. The amended and restated Certificate of Incorporation of the Company is attached as an Exhibit to this Current Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 18, 2014, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved a restatement of the Company’s Certificate of Incorporation as more particularly described in Item 5.03 above. The purpose of the restatement of the Articles of Incorporation was to increase the number of authorized shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Certificate of Incorporation of Fuelstream, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: August 22, 2014	By: /s/ Thomas McConnell
Thomas McConnell
Chief Executive Officer